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                                                                    Exhibit 1(b)

                   THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

                        UNANIMOUS WRITTEN CONSENT OF THE
                           EXECUTIVE COMMITTEE OF THE
                               BOARD OF DIRECTORS

     Pursuant to the Articles of Incorporation of this corporation, the undersigned, constituting the entire Executive Committee of the Board of Directors of THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas corporation (the "Corporation"), hereby unanimously consent in writing to and do hereby adopt the following resolutions on behalf of the Corporation, effective this 1st day of September, 2002:

          WHEREAS, on April 18, 1979, Board of Directors of the Corporation approved resolutions to establish a separate variable annuity account ("Separate Account A"), in accordance with the insurance laws of the State of Texas; and

          WHEREAS, Separate Account A was established on July 25, 1979, under Texas insurance law; and

          WHEREAS, the Executive Committee of the Board of Directors deems it advisable to restate the resolutions consenting to the purpose, establishment, and maintenance of Separate Account A in their entirety;

          NOW, THEREFORE, BE IT RESOLVED, that the officers of this Corporation be, and they hereby are, authorized to establish for the account of this Corporation a variable separate account ("Separate Account A") in accordance with the insurance laws of the State of Texas, to provide the investment medium for various annuity contracts to be issued by this Corporation ("Contracts") as may be designated as participating therein. Separate Account A shall receive, hold, invest and reinvest only the monies arising from: (1) premiums, contributions or payments made pursuant to Contracts participating therein; (2) such assets of this Corporation as may be deemed necessary for the orderly operation of such Separate Account A; and (3) the dividends, interest and gains produced by the foregoing; and

          RESOLVED FURTHER, that Separate Account A shall be administered and accounted for as part of the general business of the Corporation; and

          RESOLVED FURTHER, that the officers of the Corporation be, and they hereby are, authorized, on behalf of the Corporation and Separate Account A to:

          (i) take whatever actions are necessary to see to it that the Contracts are registered under the provisions of the Securities Act of 1933 to the extent that they shall determine that such registration is necessary;

          (ii) take whatever actions are necessary to assure that such Separate Account A is properly registered with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940, if any;

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          (iii) prepare, execute and file any registration statements filed under the aforementioned Acts including, as appropriate, initial filings and any pre- or post-effective amendments, supplements and/or exhibits thereto, as may be deemed necessary or desirable;

          (iv) to apply for exemption from those provisions of the aforementioned Acts and the rules promulgated thereunder as they may deem necessary or desirable and to take any and all other actions which they may deem necessary, desirable or appropriate in connection with such Acts;

          (v) take whatever actions are necessary to assure that the Contracts are filed with the appropriate state insurance regulatory authorities and to prepare and execute all necessary documents to obtain approval of the insurance regulatory authorities;

          (vi) prepare or have prepared and executed all necessary documents to obtain approval of, or clearance with, or other appropriate actions required by, any other regulatory authority that may be necessary in connection with the foregoing matters;

          (vii) enter into fund participation agreements with affiliated and/or non-affiliated trusts which will be advised by affiliated and/or non-affiliated entities, as they deem necessary or desirable;

          (viii) enter into agreements with appropriate entities for the provision of accounting, administrative and other required services for the safekeeping of assets of Separate Account A;

          and

          RESOLVED FURTHER, that the form of any resolutions required by any state authority to be filed in connection with any of the documents or instruments referred to in any of the preceding resolutions be, and the same hereby are, adopted as fully set forth herein if (i) in the opinion of the officers of the Corporation the adoption of the resolutions is advisable; and (ii) the Corporate Secretary or Assistant Secretary of the Corporation evidences such adoption by inserting into these minutes copies of such resolutions, and

          RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby are, authorized to prepare and to execute the necessary documents; and

          RESOLVED FURTHER, that any officer of the Corporation and each of them, acting individually, are authorized to execute and deliver on behalf of the Corporation any fund participation agreements and any such other agreements, certificates, documents or instruments as may be appropriate or required in connection therewith, all to be in such form and with such changes or revisions as may be approved by the officer executing and delivering the same, such execution and delivery being conclusive evidence of such approval; and

          RESOLVED FURTHER, that the Corporation hereby ratifies any and all actions that may have previously been taken by the officers of the Corporation in connection with the foregoing resolutions and authorizes the officers of the Corporation to take any and all such further actions as may be appropriate to reflect these resolutions and to carry out their tenor, effect and intent.

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     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date stated above.


                                                       /s/ John A. Graf
                                                       -------------------------
                                                       John A. Graf


                                                       /s/ M. Kathleen Adamson
                                                       -------------------------
                                                       M. Kathleen Adamson


                                                       /s/ Michael J. Akers
                                                       -------------------------
                                                       Michael J. Akers


                                                       /s/ Robert P. Condon
                                                       -------------------------
                                                       Robert P. Condon


                                                       /s/ N. Scott Gillis
                                                       -------------------------
                                                       N. Scott Gillis

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